UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2018

(Date of report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512

(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
Ally Detroit Center 500 Woodward Ave. Floor 10, Detroit, Michigan 48226
(Address of principal executive offices) (Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2018, Ally Financial Inc. (Ally) held its annual meeting of stockholders (Annual Meeting). The results of voting on matters brought before stockholders are shown below.

Proposal 1 — Election of Directors

				Broker
	For	Against	Abstain	Non-Votes
Franklin W. Hobbs	369,595,612	15,916,438	1,587,776	11,611,806
Kenneth J. Bacon	384,720,978	2,019,349	359,499	11,611,806
Maureen A. Breakiron-Evans	386,702,506	42,755	354,565	11,611,806
William H. Cary	386,180,554	557,644	361,628	11,611,806
Mayree C. Clark	386,676,928	66,063	356,835	11,611,806
Kim S. Fennebresque	382,274,428	4,465,301	360,097	11,611,806
Marjorie Magner	386,669,034	75,306	355,486	11,611,806
John J. Stack	386,647,835	89,265	362,726	11,611,806
Michael F. Steib	386,682,344	55,627	361,855	11,611,806
Jeffrey J. Brown	386,670,212	72,863	356,751	11,611,806

Proposal 2 — Advisory Vote on Executive Compensation

			Broker
For	Against	Abstain	Non-Votes
359,752,980	26,794,086	552,760	11,611,806

Proposal 3 — Ratification of the Audit Committee’s Engagement of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2018

For	Against	Abstain
388,788,425	9,546,501	376,706

Item 7.01	Regulation FD Disclosure.

On May 8, 2018, at the Annual Meeting, Ally’s Chief Executive Officer (CEO) spoke about Ally’s financial and operational performance and strategy. A transcript of the CEO’s remarks is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	CEO’s Annual Meeting Script

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2018

Ally Financial Inc.
Registrant
By:	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle
Corporate Secretary